EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Nicholas J. Chulos, Executive Vice President, and Michael D. Ebner, Senior Vice President, of Old National Bancorp, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us in our names and in the capacities indicated below, a registration statement on Form S−3 and all amendments to the registration statement, including post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto, granting unto each such attorney-in-fact and agent full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises relating to the foregoing to all intents and purposes as we might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of August 13, 2024.

Name and Signature	Title

/s/ James C. Ryan, III James C. Ryan, III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ John V. Moran, IV John V. Moran, IV	Executive Vice President, Interim Chief Financial Officer and Chief Strategy Officer (Principal Financial Officer)

/s/ Angela L. Putnam Angela L. Putnam	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Barbara A. Boigegrain Barbara A. Boigegrain	Director

/s/ Thomas L. Brown Thomas L. Brown	Director

/s/ Kathryn J. Hayley Kathryn J. Hayley	Director

/s/ Peter J. Henseler Peter J. Henseler	Director

/s/ Daniel S. Hermann Daniel S. Hermann	Director

/s/ Ryan C. Kitchell Ryan C. Kitchell	Director

/s/ Austin M. Ramirez Austin M. Ramirez	Director

/s/ Ellen A. Rudnick Ellen A. Rudnick	Director

/s/ Thomas E. Salmon Thomas E. Salmon	Director

/s/ Rebecca S. Skillman Rebecca S. Skillman	Director

/s/ Michael J. Small Michael J. Small	Director

/s/ Derrick J. Stewart Derrick J. Stewart	Director

/s/ Stephen C. Van Arsdell Stephen C. Van Arsdell	Director

/s/ Katherine E. White Katherine E. White	Director